UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 19, 2005 (Date of earliest event reported: April 15, 2005)

MUZAK HOLDINGS LLC

(Exact Name of Registrants as Specified in their charter)

DELAWARE	333-78571-02	04-3433730
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3318 LAKEMONT BLVD.

FORT MILL, SC 29708

(Address of Principal Executive Offices, including Zip Code)

(803) 396-3000

(Telephone Number including Area Code)

N/A

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.	Other Events

On April 15, 2005, Muzak Holdings LLC furnished its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and disclosed therein that Muzak LLC had entered into a new $105.0 million senior secured term loan facility (“New Senior Credit Facility”) payable in quarterly installments of 0.25% beginning September 2005 until final maturity on April 15, 2008. This Credit Agreement, executed on April 15, 2005, is filed with this report as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit Agreement among Muzak Holdings LLC, as Parent Guarantor, Muzak LLC, as Borrower, the Several Lenders from time to time Parties Hereto, Bear, Stearns &Co. Inc, as Sole Lead Arranger and Sole Bookrunner, and Bear Stearns Corporate Lending Inc., as Administrative Agent and Collateral Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2005

Muzak Holdings LLC

By:	/S/ Stephen P. Villa
Name:	Stephen P. Villa
Title:	Chief Financial Officer,
Chief Operating Officer

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